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                                                           EXHIBIT 11.1

                                  PSINET INC.

CALCULATION OF BASIC AND DILUTED LOSS PER SHARE AND WEIGHTED AVERAGE SHARES USED
                          IN CALCULATION  (UNAUDITED)

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

                                                                                THREE MONTHS ENDED
                                                                                   June 30, 1998
                                                                                   --------------
Weighted average shares outstanding:
Common stock:

     Shares outstanding at beginning of period                                          50,975,263

     Weighted average shares issued during the three months ended June 30, 1998
     (276,895 shares)                                                                     135,578
                                                                                    -------------
                                                                                       51,110,841
                                                                                    =============
Net loss to common shareholders                                                     $ (54,414,000)
                                                                                    ==============

Basic and diluted loss per share                                                    $      (1.06)
                                                                                   ==============

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